UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2024

FNCB Bancorp, Inc.
(Exact name of registrant as specified in its Charter)

Pennsylvania	001-38408	23-2900790
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

102 E. Drinker St., Dunmore, PA, 18512
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 570.346.7667

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.25 par value	FNCB	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                              Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 22, 2024, FNCB Bancorp, Inc. (“FNCB”) held a special meeting of FNCB’s shareholders (the “Special Meeting”). FNCB’s shareholders voted on the following proposals at the Special Meeting: (i) a proposal to approve the Agreement and Plan of Merger, dated as of September 27, 2023, by and between Peoples Financial Services Corp. (“Peoples”) and FNCB, and the other transactions contemplated by the merger agreement, pursuant to which FNCB will merge with and into Peoples, with Peoples as the surviving corporation (the “FNCB merger proposal”); and (ii) a proposal to approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of FNCB in connection with the transactions contemplated by the merger agreement (the “FNCB compensation proposal”).

There were 20,048,784 shares of FNCB common stock outstanding on the record date and entitled to vote at the Special Meeting, including 257,262 unvested shares of FNCB common stock, and 11,598,170 shares were represented in person or by proxy, which constituted a quorum to conduct business at the Special Meeting.

The results of the voting for each proposal were as follows:

Proposal	For	Against	Withheld	Broker Non-Vote
Proposal 1 – FNCB Merger Proposal	11,267,100	200,439	130,631	-
Proposal 2 – FNCB Compensation Proposal	11,052,930	485,807	59,433	-

Both the FNCB merger proposal and the FNCB compensation proposal were approved by FNCB’s shareholders. In connection with the Special Meeting, FNCB also solicited proxies with respect to a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there were not sufficient votes to approve the FNCB merger proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus previously distributed to shareholders is timely provided to FNCB’s shareholders (the “FNCB adjournment proposal”). Because the shareholders approved the FNCB merger proposal at the Special Meeting, the FNCB adjournment proposal was not submitted to FNCB’s shareholders.

Item 8.01.	Other Events.

On March 22, 2024, Peoples and FNCB issued a joint press release announcing the results of their respective special meetings held on March 22, 2024. A copy of the joint press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits.

99.1         Joint Press Release dated March 22, 2024
104         Cover Page Interactive Data File (embedded within the InlineXBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNCB BANCORP, INC.

	By:	/s/ James M. Bone, Jr.
James M. Bone, Jr., CPA Executive Vice President and Chief Financial Officer

Dated: March 22, 2024